                                         EXHIBIT 10.21

GUARANTEE

GUARANTEE (this “Guarantee”), dated as of February 16, 2017, is executed by The Navigators Group, Inc., a corporation organized under the laws of Delaware (“Parent”), in favor of Navigators International Insurance Company Ltd., an insurance company organized under the laws of the United Kingdom and a direct wholly-owned subsidiary of Parent (the “Subsidiary”).

1.Guarantee.

(a)Parent unconditionally guarantees and promises to pay to the Subsidiary on demand and in immediately available funds the Guaranteed Obligations in accordance and subject to the terms and conditions hereof, regardless of the value, validity or enforceability of the Guaranteed Obligations under any law, regulation or order now or hereinafter in effect in any jurisdiction applicable to the Subsidiary or the obligations of the Subsidiary.  This Guarantee is effective from the date of its execution and supersedes any and all previous guarantees issued by Parent in favor of the Subsidiary.  This Guarantee shall remain effective until the Guaranteed Obligations have been fully paid, performed and discharged.  Parent agrees that this Guarantee is a guarantee of payment and not of collection.  For purposes of this Guarantee, “Guaranteed Obligations” means all moneys, liabilities and obligations which may be due, owing or incurred by the Subsidiary anywhere and in any manner whatsoever.

(b)This Guarantee shall not be affected in any way by any reduction, limitation, impairment, termination, defense, recoupment, offset or counterclaim whatsoever (all of which are expressly waived by Parent) whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, or by reason of any liability at any time to Parent or otherwise, whether based on any obligations or any other agreement or otherwise, and howsoever arising, whether out of action or inaction or otherwise, and whether resulting from default, willful misconduct, negligence or otherwise, and without limiting the foregoing irrespective of (i) any lack of validity or enforceability of any other agreement or instrument relating to the Guaranteed Obligations; (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or consent to any departure from any other agreement related to any Guaranteed Obligations; (iii) any increase in addition to, exchange or release of, or nonperfection of any lien on or security interest in, any collateral; (iv) any insolvency, bankruptcy, reorganization or dissolution, or any proceeding of the Subsidiary or Parent, including, without limitation, rejection of the Guaranteed Obligations in such bankruptcy; or (v) the absence of notice or any delay in any action to enforce any Guaranteed Obligations or to exercise any right or remedy against Parent or the Subsidiary, whether hereunder, under any Guaranteed Obligations or any indulgence, compromise or extension granted.

2.No Waiver; Cumulative Rights.  No failure on the part of the Subsidiary to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Subsidiary of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy and power hereby granted to the Subsidiary or allowed by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Subsidiary from time to time.

3.Termination.

(a)Except as provided in Section 3(b) hereof, this Guarantee may only be terminated by Parent on twelve months prior written notice to the Subsidiary.

(b)The obligations of Parent under this Guarantee shall immediately terminate and be of no further force or effect and shall not thereafter be enforceable by the Subsidiary or any other person or entity upon either of (i) the occurrence of the sale of a majority of the outstanding voting capital stock of the Subsidiary to any person or entity that is not an Affiliate of Parent; (ii) the receipt of written confirmation from The A.M. Best Company, Inc. (“A.M. Best”) that the Subsidiary would receive from A.M. Best the same financial strength rating as its affiliated insurance companies without the benefit of this Guarantee; or (iii) the Subsidiary shall withdraw its request for a rating from A.M. Best, provided that the Subsidiary has not been downgraded by A.M. Best in the twelve months preceding such withdrawal.  For purposes of this Guarantee, “Affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first person.  For the purposes of this definition, “control,” when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

4.Specific Enforcement.  In the event of Parent’s failure to meet its obligations under section 1 hereof, any person who obtains or is otherwise covered by an insurance policy, certificate of coverage under an insurance policy or a reinsurance contract issued by Subsidiary (“Policyholders”) shall be a third party beneficiary hereunder.  In connection therewith, any Policyholder shall have the right to demand that Subsidiary enforce Subsidiary’s rights under Section 1 of this Agreement, and, if Subsidiary fails or refuses to take timely action to enforce its rights under Section 1 of this Agreement, such Policyholder may proceed on behalf of Subsidiary directly against Parent to enforce Subsidiary’s rights under this Agreement.  The rights of the Policyholders to proceed on behalf of Subsidiary directly against Parent provided in this Section 4 shall also be applicable to any receiver, conservator, or trustee in bankruptcy of the Subsidiary.  Parent acknowledges and agrees that the Policyholders would suffer irreparable damage in the event that any of the provisions of this Guarantee were not performed in accordance with their specific terms or were otherwise breached.  Parent accordingly agrees that any Policyholder shall be entitled to specific performance and injunction to prevent or cure breaches of the provisions of this Guarantee, this being in addition to any other remedy to which they may be entitled by law or equity.

5.Nature of Obligation.  If any payments made by Parent under the terms of this Guarantee are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid or returned to Parent or any other party under applicable law, then, the

Guaranteed Obligations that have been paid, reduced or satisfied by such payment shall be reinstated and the Guaranteed Obligations shall continue in full force and effect as of the date on which such initial payment, reduction or satisfaction occurred.

6.No Subrogation, Etc.  Parent shall have no rights (direct or indirect) of subrogation, contribution, reimbursement, indemnification or other rights of payment or recovery from any person or entity for any payments made by Parent hereunder, and Parent hereby waives any and releases, absolutely and unconditionally, any such rights of subrogation, contribution, reimbursement, indemnification, and other rights of recovery that it may now have or hereafter acquire.

7.Condition to Parent’s Obligations.  In no event shall Parent’s aggregate liability hereunder exceed the Guaranteed Obligations.

8.Severability.  In case any provision in this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.Jurisdiction.  Parent hereby irrevocably agrees that any action arising out of or relating to this Guarantee may be instituted in any State or Federal court in New York City, submits to the non-exclusive jurisdiction of any such court with respect to any such action, and waives any objection which it may now or hereafter have to the laying of the venue of any such action in any such court and any claim that any such action brought in any such court has been brought in an inconvenient forum.  Notwithstanding the foregoing, nothing herein shall in any way affect the right of any Policyholder to bring any action arising out of or relating to this Guarantee in any competent court elsewhere having jurisdiction over Parent or its property.  Parent hereby agrees that service of any process, summons, notice or document by registered mail addressed to Parent in connection with this Guarantee shall be effective service of process for any action, suit or proceeding brought against Parent in any court.

10.Governing Law.  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

11.Headings. The headings are inserted for convenience only and are not to be construed as part of this Guarantee.

12.Duration.  Except as provided in Section 3, this Guarantee shall continue indefinitely.

13.Ranking.  The obligations of Parent hereunder shall rank pari passu with all other senior unsecured debt obligations of Parent.

14.Representations and Warranties.  Parent represents and warrants that this Guarantee has been duly authorized, executed and delivered by Parent and that this Guarantee constitutes a valid and legally binding obligation of such party enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor’s rights and to general equity principles.

IN WITNESS WHEREOF, Parent has caused this Guarantee to be duly executed as of the date first above written.

THE NAVIGATORS GROUP, INC.

By:_/s/_ Stanley A. Galanski ____

Name: Stanley A. Galanski

Title:   President and Chief Executive Officer

By:_/s/__ Ciro M. DeFalco ________

Name: Ciro M. DeFalco

Title:   Senior Vice President and Chief Financial Officer

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